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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated January 21, 1998, except as to the seventeenth and nineteenth paragraphs of Note 1 and the second paragraph of Note 6 which are as of February 25, 1998 and the fourth paragraph of Note 5 which is as of March 12, 1998, relating to the financial statements of LJL BioSystems, Inc., which appears in such Prospectus. We also consent to the application of such report to the Financial Statement Schedule for the three years ended December 31, 1997 listed under Item 16(b) of this Registration Statement when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included this schedule. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial Data."


PRICE WATERHOUSE LLP

San Jose, California


March 12, 1998